EXHIBIT  23.1

CONSENT  OF  INDEPENDENT  ACCOUNTANTS
-------------------------------------

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-43448) and the Registration Statement on Form S-3/S-8 (No. 333-53780) of Evolve Software, Inc. of our report dated July 31, 2001, except for Note 19 as to which the date is September 27, 2001, relating to the financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.


PricewaterhouseCoopers  LLP

San  Jose,  CA
September  28,  2001


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